Exhibit 10.44

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of October 29, 2010, is entered into by and between SUNPOWER CORPORATION, a Delaware corporation (the “Grantor”), and UNION BANK, N.A., as administrative agent for the Lenders (as defined below) (in such capacity, the “Administrative Agent”).

Pursuant to that certain Credit Agreement, dated as of the date hereof, by and among Grantor, the guarantors from time to time party thereto, the Administrative Agent, and the lenders from time to time party thereto (the “Lenders”) (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), the Lenders have agreed to make the Loans to or for the benefit of the Grantor on an subject to the terms and conditions set forth therein.  It is a condition precedent to the borrowings under the Credit Agreement that the Grantor enter into this Agreement and pledge to the Administrative Agent, for the ratable benefit of the Lenders, all Equity Interests owned by the Grantor from time to time, directly or indirectly, in those Persons listed on Schedule 2 hereto (as amended from time to time) (each, a “Company” and together, the “Companies”), to secure the obligations of the Grantor described below.

Accordingly, in consideration of the premises and mutual covenants herein contained, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make extensions of credit to Grantor thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1            Definitions; Interpretation.

(a)            Terms Defined in Credit Agreement.  All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b)            Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Collateral” means any and all (i) additional capital stock or other equity securities issued by, or interests in, the Companies, whether certificated or uncertificated, (ii) warrants, options or other rights entitling the Grantor to acquire any interest in capital stock or other equity securities of or other equity interests in the Companies, (iii) securities, property, interest, dividends and other payments and distributions issued or issuable as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Shares or such additional capital stock or other equity securities or other interests in the Companies, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Shares or any other Pledged Collateral, and (iv) cash and non-cash proceeds, substitutions and products of the Pledged Shares or any other Pledged Collateral, and all supporting obligations, of any or all of the foregoing, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, the Grantor.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Korean Share Pledge” means that certain Share Kun-Pledge Agreement, dated as of the Closing Date, by and among the Grantor, the Administrative Agent and the Lenders, as the same may be amended, modified, supplemented, restated or renewed from time to time.

“Pledged Collateral” has the meaning set forth in Section 2(a).

“Pledged Shares” means all of the issued and outstanding Equity Interests of the Companies, whether certificated or uncertificated, now existing or hereafter arising, including those certificated interests specifically described in Schedule 1 (as amended from time to time).

“Secured Obligations” means the “Obligations”, as defined in the Credit Agreement, including, without limitation, all of Grantor’s obligations hereunder and under the other Loan Documents.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California, provided, if the context relates to the perfection or effect of perfection of any security interest, “UCC” shall refer to the Uniform Commercial Code of the jurisdiction governing such matter.

(c)            Terms Defined in UCC.  Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d)            Interpretation.  The rules of interpretation set forth in Sections 1.02 to 1.06 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2            Security Interest.

(a)            Grant of Security Interest.  As security for the payment and performance of the Secured Obligations, the Grantor hereby pledges to the Administrative Agent, for itself and the Lenders, and hereby grants to the Administrative Agent, for itself and the Lenders, a security interest in, all of the Grantor’s right, title and interest in, to and under (i) the Pledged Shares and the Additional Collateral and any certificates and instruments now or hereafter representing the Pledged Shares and the Additional Collateral, (ii) all rights, remedies, interests, benefits and claims with respect to the Pledged Shares and Additional Collateral, including under any and all related agreements, instruments and other documents and also including the right to demand the return, delivery or transfer of share certificates for any of the Pledged Collateral from the Korean Securities Depository (the “KSD”), and (iii) all books, records and other documentation of the Grantor related to the Pledged Shares and Additional Collateral, in each case, whether tangible or intangible, presently existing or owned or subsequently acquired, created or coming into existence and wherever located (collectively, the “Pledged Collateral”).

(b)            Delivery of Pledged Shares.  The Grantor hereby agrees, upon the request of the Administrative Agent, to deliver to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, the certificates representing the Pledged Shares, if any, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent.

(c)            Delivery of Additional Collateral.  If the Grantor shall become entitled to receive or shall receive any Additional Collateral, the Grantor shall accept any such Additional Collateral as the agent for the Administrative Agent, shall hold it in trust for the Administrative Agent, shall segregate it from other property or funds of the Grantor, and, upon the request of the Administrative Agent, shall deliver all Additional Collateral and all certificates, instruments and other writings representing such Additional Collateral forthwith to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, as the Administrative Agent shall request, to be held by the Administrative Agent subject to the terms hereof, as part of the Pledged Collateral.  Upon accepting any such Additional Collateral hereunder, the Administrative Agent may send a notification to the Grantor describing the Additional Collateral accepted and held as part of the Pledged Collateral hereunder, which notification shall be deemed to be a Schedule to this Agreement and may be attached hereto.

(d)            Transfer of Security Interest Other Than by Delivery.  If for any reason Pledged Collateral cannot be delivered to or for the account of the Administrative Agent as provided in subsections (b) and (c), the Grantor shall promptly take such other steps as shall be requested from time to time by the Administrative Agent to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Administrative Agent pursuant to the UCC and all other applicable Laws.  To the extent practicable, the Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Administrative Agent as provided in subsections (b) and (c).  Grantor shall cause the books of the applicable Company to reflect the pledge of the Pledged Collateral.  With respect to the Pledged Collateral in uncertificated form, Grantor shall cause the Lien of the Administrative Agent to be appropriately recorded on the securities register of the issuer thereof, and will execute any document necessary to perfect the Lien of the Administrative Agent, including notation of such pledge on any share register relating to the Pledged Collateral.

(e)            Financing Statements and Other Action.  The Grantor shall execute and deliver to the Administrative Agent concurrently with the execution of this Agreement (and from time to time hereafter), and the Grantor hereby authorizes the Administrative Agent to file (with or without the Grantor’s signature), at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, instructions to brokers regarding share registrations and other documents and instruments, in form reasonably satisfactory to the Administrative Agent, and take all other action, as the Administrative Agent may reasonably request, to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Administrative Agent pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of the Administrative Agent in the Pledged Collateral and to accomplish the purposes of this Agreement.  Without limiting the generality of the foregoing, the Grantor ratifies and authorizes the filing by the Administrative Agent of any financing statements filed prior to the date hereof.  The Grantor will cooperate with the Administrative Agent in obtaining control (as defined in the UCC) of Pledged Collateral consisting of investment property.  The Grantor will join with the Administrative Agent in notifying any third party who has possession of any Pledged Collateral of the Administrative Agent’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Pledged Collateral for the benefit of the Administrative Agent.

(f)             Continuing Security Interest.  The Grantor agrees that this Agreement shall create a continuing security interest in and pledge of the Pledged Collateral which shall remain in effect until terminated in accordance with Section 22.

SECTION 3            Representations and Warranties.  The Grantor represents and warrants to the Administrative Agent that:

(a)            Valid Issuance of Pledged Collateral.  All the Pledged Shares have been, and upon issuance any Additional Collateral will be, duly and validly issued, and are and will be fully paid and non-assessable.

(b)            Ownership of Pledged Collateral.  With respect to the Pledged Shares the Grantor is, and with respect to any Additional Collateral the Grantor will be, the legal record and beneficial owner thereof, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Agreement, Liens created under the Korean Share Pledge, and Liens of the type described in clause (cc) of the definition of “Permitted Liens” in the Credit Agreement, on the brokerage account in which the Pledged Shares are maintained.

(c)            Capitalization of the Companies.  As of the Closing Date, except as provided in Schedule 1 hereto, the Pledged Shares constitute 100% of the issued and outstanding shares of capital stock of the Companies.

(d)            Transfer Restrictions.  Except as specified on Schedule 4 hereto, there are no restrictions on the transferability of the Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent.

(e)            Shareholders Agreements.  Except as specified in Schedule 4 hereto, there are no shareholders agreements, voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral.

(f)             No Violation of Securities Laws.  None of the Pledged Shares has been transferred in violation of the securities registration, securities disclosure or similar Laws of any jurisdiction to which such transfer may be subject.

(g)            Location of Chief Executive Office.  The Grantor’s chief executive office and principal place of business, mailing address, and all books and records concerning the Pledged Collateral, are located at its address set forth in Schedule 3,  attached hereto; the Grantor’s jurisdiction of organization and its exact legal name each is as set forth in the first paragraph of this Agreement; and the Grantor’s tax identification number and state organizational number are as set forth on Schedule 3.

(h)            Other Financing Statements.  Other than (i) financing statements disclosed in the Credit Agreement, and (ii) financing statements in favor of the Administrative Agent, no effective financing statement naming the Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Pledged Collateral is on file in any filing or recording office in any jurisdiction.

(i)             Control Agreements.  No control agreements exist with respect to any Pledged Collateral other than control agreements in favor of the Administrative Agent.

(j)             Enforceability; Priority of Security Interest.  This Agreement (i) creates an enforceable, perfected first-priority security interest in and pledge of the Pledged Collateral upon delivery thereof or other actions required pursuant to Section 2, and (ii) will create an enforceable, perfected first-priority security interest in and pledge of the Additional Collateral upon delivery thereof pursuant to Section 2(c) (or upon the taking of such other action with respect thereto as may be requested by the

Administrative Agent pursuant to Section 2(d), in each case securing the payment and performance of the Secured Obligations.

The Grantor agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each delivery of Pledged Collateral hereunder.

SECTION 4            Covenants.  In addition to the covenants of the Grantor set forth in the Credit Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations remain unsatisfied or the Lenders shall have any Commitment, the Grantor agrees that:

(a)            Defense of Pledged Collateral.  The Grantor will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interest of the Administrative Agent therein and the pledge to the Administrative Agent thereof.

(b)            Preservation of Collateral.  The Grantor will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral.

(c)            Compliance with Laws, Etc.  The Grantor will comply with all Laws, regulations and ordinances relating in a material way to the possession, maintenance and control of the Pledged Collateral.

(d)            Location of Books and Chief Executive Office.  The Grantor will:  (i) keep all books and records pertaining to the Pledged Collateral at the location set forth in Schedule 3, and (ii) give at least 30 days’ prior written notice to the Administrative Agent of (A) any changes in any such location where books and records pertaining to the Pledged Collateral are kept, or (B) any change in the location of the Grantor’s chief executive office or principal place of business.

(e)            Change in Name, Identity or Structure.  The Grantor will give at least 30 days’ prior written notice to the Administrative Agent of: (i) any change in its name; (ii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (iii) any change in its registration as an organization (or any new such registration); and (iv) any change in its jurisdiction of organization.  The Grantor shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

(f)             Disposition of Pledged Collateral.  Except to the extent permitted under Section 8.05(b) of the Credit Agreement, the Grantor will not surrender or lose possession of (other than to the Administrative Agent or, with the prior consent of the Administrative Agent, to a depositary or financial intermediary), exchange, sell, convey, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein.

(g)            Liens.  The Grantor will not create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to the Administrative Agent created by this Agreement and Liens created under the Korean Share Pledge.

(h)            Shareholders Agreements.  The Grantor will not enter into any shareholders agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral, other than that certain Shareholders Agreement, dated as of May 17, 2010 by and between Grantor and WOONGJIN HOLDINGS CO. LTD., in the form delivered to the Administrative Agent prior to the date hereof.

(i)             Issuance of Additional Shares.  The Grantor will not consent to or approve the issuance to any Person of any additional shares of any class of capital stock of the Companies, or of any securities convertible into or exchangeable for any such shares, or any warrants, options or other rights to purchase or otherwise acquire any such shares, except (a) as permitted under the Credit Agreement or (b) in connection with customary grants of stock options, restricted stock, or similar rights, or plans with respect thereto, in either case to employees, officer, directors, consultants, or similarly situated persons solely for compensatory purposes.

(j)             Notices.  The Grantor will deliver promptly to the Administrative Agent all reports and notices received by the Grantor from the Companies in respect of any of the Pledged Collateral.

(k)            Securities Accounts.  The Grantor will give the Administrative Agent immediate notice of the establishment of (or any change in or to) any securities account pertaining to any Pledged Collateral.

(l)             Further Assurances.  The Grantor will promptly, upon the written request from time to time of the Administrative Agent, execute, acknowledge and deliver, and file and record, all such financing statements and other documents and instruments, and take all such action, as shall be reasonably necessary to carry out the purposes of this Agreement.

SECTION 5            Administration of the Pledged Collateral.

Distributions and Voting Prior to an Event of Default.  Unless and until (i) an Event of Default shall have occurred, and (ii) written notice shall have been given by the Administrative Agent: (i) the Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution, if any, in respect of the Pledged Collateral to the extent consistent with Article VIII of the Credit Agreement; and (ii) the Grantor shall have the right to vote the Pledged Collateral and to retain the power to control the direction, management and policies of the Companies to the same extent as the Grantor would if the Pledged Collateral were not pledged to the Administrative Agent pursuant to this Agreement; provided, however, that the Grantor shall not be entitled to receive (A) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral, or (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of any Company or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving any Company; and provided further, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of impairing the position or interest of the Administrative Agent in respect of the Pledged Collateral or which would alter the voting rights with respect to the stock of any Company or be inconsistent with or violate any provision of this Agreement, the Credit Agreement or any other Loan Documents.  If applicable, the Grantor shall be deemed the beneficial owner of all Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder.  The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection and to receive the distributions which it is authorized to receive and retain pursuant to this subsection.

SECTION 6            Remedies in Case of an Event of Default.

(a)            Protection and Enforcement of Rights.  If there shall have occurred and be continuing an Event of Default, then and in every such case, the Administrative Agent shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Loan Document or by Law) for the protection and enforcement of its rights in respect of the Pledged Collateral, and the Administrative Agent shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which the Grantor hereby agrees to be commercially reasonable:

(i)             to receive all amounts payable in respect of the Pledged Collateral otherwise payable under Section 5 to the Grantor;

(ii)            to transfer all or any part of the Pledged Collateral into the Administrative Agent’s name of its nominee or nominees;

(iii)           to accelerate any indebtedness which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any indebtedness relating to the Pledged Shares (including to make any demand for payment thereon);

(iv)           to vote (and exercise all rights and powers in respect of voting) all or any part of the Pledged Shares (whether or not transferred into the name of the Administrative Agent) and give all consents, waivers and ratifications in respect of the Pledged Shares and otherwise act with respect thereto as though it were the outright owner thereof (the Grantor hereby irrevocably constituting and appointing the Administrative Agent the proxy and attorney-in-fact of such Grantor, with full power of substitution to do so);

(v)            subject to the requirements of applicable Law, at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Shares, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by the Grantor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Administrative Agent in its absolute discretion may deem appropriate, provided at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Grantor. The Grantor shall not be obligated to make any such sale of Pledged Shares regardless of whether any such notice of sale has theretofore been given. The Grantor hereby waives and releases to the fullest extent permitted by Law any right or equity of redemption with respect to the Pledged Shares, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Shares and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable Law, the Administrative Agent may bid for and purchase all or any part of the Pledged Shares so sold free from any such right or equity of redemption.  The Administrative Agent shall not be liable for failure to collect or realize upon any or all of the Pledged Shares or for any delay in so doing nor shall the Administrative Agent be under any obligation to take any action whatsoever with regard thereto; and

(vi)           to set off any and all Pledged Shares against any and all Secured Obligations, and to apply such Pledged Shares to the payment of any and all Secured Obligations.

(b)            Voting of Pledged Shares.  If (i) there shall have occurred and be continuing an Event of Default, and (ii) notice shall have been given by the Administrative Agent terminating or suspending such rights, then and in every such case, the Administrative Agent shall be entitled (x) to vote (and exercise all rights and powers in respect of voting) all or any part of the Pledged Shares (whether or not transferred into the name of the Administrative Agent) and give all consents, waivers and ratifications in respect of the Pledged Shares and otherwise act with respect thereto as though it were the outright owner thereof (the Grantor hereby irrevocably constituting and appointing the Administrative Agent the proxy and attorney-in-fact of the Grantor, with full power of substitution to do so); and (y) receive all amounts payable in respect of the Pledged Collateral otherwise payable under Section 5 to the Grantor.

(c)            Pledged Shares Distributions.  Distributions and other payments which are received by the Grantor but which it is not entitled to retain as a result of the operation of subsection (a) or (b) shall be held in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Grantor, and be forthwith paid over or delivered to the Administrative Agent in the same form as so received.

(d)            Exchange of Equity Interests.  The Administrative Agent shall at all times have the right to exchange uncertificated Equity Interests for certificated Pledged Shares, to the extent permitted under applicable Laws, and, during the continuance of an Event of Default, to exchange certificated Pledged Shares for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

(e)            Appointment of Administrative Agent as Attorney-in-Fact.  For the purpose of enabling the Administrative Agent to exercise its rights under this Section 6 or otherwise in connection with this Agreement, the Grantor hereby (i) constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers, employees or agents designated by the Administrative Agent) its true and lawful attorney-in-fact, with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of the Grantor, which the Administrative Agent may deem necessary or desirable to protect and (provided there exists an Event of Default) collect and realize upon, and to preserve the Pledged Collateral, to enforce the Administrative Agent’s rights with respect to the Pledged Collateral and to accomplish the purposes hereof, and (ii) revokes all previous proxies with regard to the Pledged Collateral and appoints the Administrative Agent as its proxyholder with respect to the Pledged Collateral to attend and vote at any and all meetings of the shareholders of the Companies held on or after the date of this proxy and prior to the termination hereof (in accordance with the terms of Section 6(b) hereof), with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor.  Each such appointment is coupled with an interest and irrevocable so long as the Administrative Agent has any Commitments or the Secured Obligations have not been paid and performed in full.  The Grantor hereby ratifies, to the extent permitted by Law, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 6.

(f)             Proceeds Account.  To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as there may exist an Event of Default, the Administrative Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Pledged Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Administrative Agent for such purpose (as to which the Grantor hereby grants a security interest and which shall constitute part of the Pledged Collateral hereunder) until such time as the Administrative Agent may elect to apply such proceeds to the Secured Obligations, and the Grantor agrees that such retention of such proceeds by the Administrative Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Administrative Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Pledged Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable Law.  The Grantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Grantor shall not have any right of withdrawal with respect to such funds.  Accordingly, the Grantor irrevocably waives, until the termination of this Agreement in accordance with Section 22, the right to make any withdrawal from the Proceeds Account and the right to instruct the Administrative Agent to honor drafts against the Proceeds Account.

(g)            Application of Proceeds.  Subject to subsection (f) above, the cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts of the Pledged Collateral (including any cash contained in the Pledged Collateral) the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 9.03 of the Credit Agreement.  Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Grantor or otherwise disposed of in accordance with the UCC or other applicable Law.  The Grantor shall remain liable to the Administrative Agent for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.

SECTION 7            Remedies Cumulative.  Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given to the Administrative Agent under this Agreement, now or hereafter existing at Law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others.  No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof.  No notice to or demand on the Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Administrative Agent or further action in any circumstances without notice or demand.  In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.  The Lien granted hereunder and the rights and remedies of the Administrative Agent with respect to the Liens granted hereunder are granted in conjunction with the pledge granted under the Korean Pledge, and are in addition and supplemental to, and in no way limit or should be construed to limit, those set forth in the Korean Share Pledge or the other Loan Documents or those which are now or hereafter available to the Administrative Agent or any Lender as a matter of law or equity.  The exercise by the Administrative Agent of any one or more of the rights, powers or remedies provided for in this Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise of any or all other rights, powers or remedies.

SECTION 8            Administrative Agent Performance of Grantor Obligations.  The Administrative Agent may perform or pay any obligation which the Grantor has agreed to perform or pay under or in connection with this Agreement, and the Grantor shall reimburse the Administrative Agent on demand for any amounts paid by the Administrative Agent pursuant to this Section 8.

SECTION 9            Administrative Agent’s Duties.  Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Grantor or any other Person for any failure to do so or delay in doing so.  Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and the accounting for moneys actually received by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral.

SECTION 10          Reserved.

SECTION 11          Certain Waivers.

(a)            The Grantor waives, to the fullest extent permitted by Law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Secured Obligations, the Pledged Collateral, or other collateral or security for the Secured Obligations; (ii) any right to require the Administrative Agent (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Administrative Agent’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral.

(b)            The Grantor waives any right it may have to require the Administrative Agent to pursue any third person for any of the Secured Obligations.  The Administrative Agent may comply with any applicable state or federal Law requirements in connection with a disposition of the Pledged Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral.  The Administrative Agent may sell the Pledged Collateral without giving any warranties as to the Pledged Collateral.  The Administrative Agent may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral.  If the Administrative Agent sells any of the Pledged Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser, received by the Administrative Agent and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Pledged Collateral, the Administrative Agent may resell the Pledged Collateral and the Grantor shall be credited with the proceeds of the sale.

SECTION 12          Notices.  All notices, requests or other communications hereunder shall be given in the manner and to the addresses specified in the Credit Agreement.

SECTION 13          No Waiver; Cumulative Remedies.  No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under this Agreement or in any other Loan Document are cumulative and concurrent and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent or any Lender.

SECTION 14          Costs and Expenses; Other Charges.

(a)            Costs and Expenses.  The Grantor agrees to pay on demand:

(i)             the out-of-pocket costs and expenses of the Administrative Agent and any of its Affiliates, and the Administrative Agent’s legal expenses, in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Pledged Collateral;

(ii)            all title, appraisal (including the allocated cost of internal appraisal services), survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Administrative Agent or any of its Affiliates in connection with this Agreement or the Pledged Collateral; and

(iii)           all costs and expenses of the Administrative Agent and any of its Affiliates, including legal expenses, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interest under, this Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Pledged Collateral, including any and all losses, costs and expenses sustained by the Administrative Agent as a result of any failure by the Grantor to perform or observe its obligations contained herein.

(b)            Interest.  Any amounts payable to the Administrative Agent under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to Base Rate Loans to the fullest extent permitted by applicable Law.  Any such interest shall be due and payable upon demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

(c)            Payment.  Any and all amounts due under this Section 14 shall be payable within ten Business Days after written demand therefor.

(d)            Survival.  The agreements in this Section 14 shall survive the termination of the Commitments and repayment of all Secured Obligations.

SECTION 15          Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Grantor, the Administrative Agent and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.

SECTION 16          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN CALIFORNIA.

SECTION 17          Entire Agreement; Amendment.  This Agreement, together with the other Loan Documents, including the Korean Share Pledge, contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

SECTION 18          Severability. If any provision of this Agreements or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 19          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 20          Incorporation of Provisions of the Credit Agreement.  To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article XI  thereof, such provisions are incorporated herein by this reference.

SECTION 21          No Inconsistent Requirements.  The Grantor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 22          Termination.  Upon final termination of the Commitments of the Lenders, and payment and performance in full, in cash, of all Secured Obligations, the Administrative Agent shall terminate the security interests created under this Agreement and the Administrative Agent shall promptly, at Grantor’s sole cost and expense, redeliver to the Grantor any of the Pledged Collateral in the Administrative Agent’s possession, if any, and shall, at Grantor’s sole cost and expense, execute and deliver to the Grantor such documents and instruments reasonably requested by the Grantor as shall be necessary to evidence termination of such security interests granted by the Grantor to the Administrative Agent hereunder.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

GRANTOR:

SUNPOWER CORPORATION

By:	/s/ Dennis V. Arriola
Name:	Dennis V. Arriola
Title:	Executive Vice President and Chief Financial
Officer

(Signature Page to Pledge Agreement)

ADMINISTRATIVE AGENT:

UNION BANK, N.A., as Administrative Agent

By:	/s/ James B. Goudy
Name:	James B. Goudy
Title:	Vice President

(Signature Page to Pledge Agreement)

SCHEDULE 1

PLEDGED SHARES

Entity Type	Issuer Name	Jurisdiction of Organization	Certificate No.	Certificate Date	No. of Shares/ Type of Shares

Company	WOONGJIN ENERGY CO., LTD.	South Korea	[various]	[TBD]	19,398,510 shares of common stock; representing (as of October 29, 2010) 31.29% of all issued and outstanding shares of the Issuer

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SCHEDULE 2

COMPANIES

WOONGJIN ENERGY CO., LTD., a company organized under the laws of the Republic of Korea, having its principal office at 1316 Gwanpyeong-dong, Yoosung-ku, Daejeon, Korea.

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SCHEDULE 3

GRANTOR INFORMATION AND
LOCATION OF CHIEF EXECUTIVE OFFICE

Grantor’s legal name:	SUNPOWER CORPORATION

Grantor’s address:	3939 North First Street
San Jose, California 95134
Telephone:  (408) 240-5500
Facsimile:  (408) 240-5400

Grantor’s type of organization:  Corporation

Grantor’s jurisdiction of organization:  Delaware

Grantor’s Tax ID No.:  94-3008969

Grantor’s State Organizational ID No.:  3808702

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SCHEDULE 4

TRANSFER RESTRICTIONS and
SHAREHOLDERS AGREEMENTS

Shareholders Agreement, dated May 17, 2010 by and between Woongjin Holdings Co., Ltd. and SunPower Corporation, as amended by the letter agreement regarding “Request for Consent for Pledge of Shares” dated as of October __, 2010, each in the form delivered to the Administrative Agent prior to the Closing Date.

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